EXHIBIT 21.1

Triarc Companies, Inc.
LIST OF SUBSIDIARIES AS OF
February 15, 2007

Subsidiary	State or Jurisdiction Under Which Organized
Triarc Acquisition, LLC (formerly, Arby’s Acquisition, LLC)	Delaware
Arby’s Restaurant Holdings, LLC	Delaware
Triarc Restaurant Holdings, LLC	Delaware
Arby’s Restaurant Group, Inc.	Delaware
RTM Acquisition Company, LLC	Georgia
Arby’s Restaurant, LLC	Delaware
RTM, Inc.	Georgia
RTMSC, Inc.	South Carolina
RTM Savannah, Inc.	Georgia
RTM Georgia, Inc.	Georgia
RTM Blue Ridge, Inc.	Georgia
Franchise Associates, Inc.	Minnesota
ARG Resources, Inc.	Georgia
RTM North Texas, Inc.	Texas
RTM Alabama, Inc.	Alabama
RTM Gulf Coast, Inc.	Alabama
RTM West, Inc.	California
RTM Ventures, Inc.	California
RTM Sea-Tac, Inc.	Washington
RTM Portland, Inc.	Oregon
RTM Indianapolis, Inc.	Ohio
RTM Mid-America, Inc.	Indiana
RTM Kansas, Inc.	Indiana
RTM Southwest Texas, Inc.	Texas
Arby’s Support Center, LLC	Delaware
Arby’s, LLC	Delaware
Arby’s of Canada Inc.	Ontario
Arby’s IP Holder Trust	Delaware
Sybra, Inc.	Michigan
RTM Partners, Inc.	Georgia
RTM Development Company	Delaware
RTM Operating Company	Delaware
RTM Operating Company of Canada	Ontario
ARG Services, Inc.	Colorado
280 Acquisition, LLC	Delaware
TCMG, LLC	Delaware
TCMG-MA, LLC	Delaware
Jurl Holdings, LLC(1)	Delaware
VA Funding Corp.	Delaware
BNY Funding, LLC	Delaware
Triarc Consumer Products Group, LLC	Delaware
RCAC, LLC	Delaware
Madison West Associates Corp.	Delaware
280 BT Holdings LLC(2)	New York
National Propane Corporation(3)	Delaware
NPC Holding Corporation	Delaware

Subsidiary	State or Jurisdiction Under Which Organized
Citrus Acquisition Corporation	Delaware
Adams Packing Association, Inc. (formerly New Adams, Inc.)	Florida
Home Furnishing Acquisition Corporation	Delaware
1725 Contra Costa Property, Inc. (formerly Couroc of Monterey, Inc.)	Delaware
GVT Holdings, Inc. (4)	Delaware
TXL Corp. (formerly Graniteville Company)	South Carolina
SEPSCO, LLC	Delaware
Crystal Ice & Cold Storage, Inc.	Delaware
Triarc Holdings 1, Inc.	Delaware
Triarc Holdings 2, Inc.	Delaware
Triarc Asset Management, LLC	Delaware
SYH Holdings, Inc. (formerly Ramapo Holding Company, Inc.)	Delaware
280 Holdings, LLC	Delaware
280 Holdings II, Inc.	Delaware
Triarc AGR Investments, LLC	Delaware
DSR Holdings, Inc.	Delaware
TPH Holdings LLC	Delaware
Triarc Deerfield Holdings, LLC(5)	Delaware
Deerfield & Company LLC(6)	Illinois
Deerfield Capital Management LLC	Delaware
Deerfield Capital Management (Europe) Ltd.	United Kingdom

(1)

99.7% capital interest owned by Triarc Companies, Inc. (“Triarc”). Certain members of management of Triarc have been granted an equity interest in Jurl Holdings, LLC (“Jurl”) representing in the aggregate a 0.30% capital interest in Jurl and up to a 15% profits interest in Jurl’s interest in Jurlique.

(2)	80.1% owned by Madison West Associates Corp. (“Madison West”), 11.3% owned by affiliates of Triarc and 8.6% owned by unaffiliated third parties.

(3)	24.3% owned by SEPSCO, LLC and 75.7% owned by Triarc.

(4)	50% owned by Triarc and 50% owned by SEPSCO, LLC.

(5)

99.7% capital interest owned by Triarc and 0.01% capital interest owned by Madison West. Certain members of management of Triarc have been granted an equity interest in Triarc Deerfield Holdings, LLC (“TDH”) representing in the aggregate a 0.29% capital interest in TDH and up to a 15% profits interest in TDH’s interest in Deerfield & Company LLC (“Deerfield”).

(6)

TDH owns a 61.45% profits interest and a 63.6% capital interest; the remainder is owned by affiliated third parties. As noted in Footnote (5), certain members of management of Triarc indirectly own profits interests in Deerfield that in the aggregate reduce TDH’s profits interest in Deerfield by up to approximately 9%.